Exhibit 99.1

FOR IMMEDIATE RELEASE                            CONTACT:  Leonard E. Moodispaw
                                                      Chairman, CEO & President
                                                                   301.939.7000

                 ESSEX CORPORATION RAISES 2006 REVENUE GUIDANCE
                           AND REPORTS Q3 2006 RESULTS

COLUMBIA, MD - November 8, 2006 - Essex Corporation (NASDAQ: KEYW) announces it is increasing 2006 revenue guidance to the range of $250-$260 million. Revenues for the three month period ended September 30, 2006 were $66.5 million as compared to $42.7 million in the same period of 2005, an increase of approximately 56%. Net Income was $2.4 million and $2.2 million in the three month periods ended September 30, 2006 and September 30, 2005, respectively. Earnings per Share (EPS) were $0.10 per share (diluted) for Q3 2006 versus EPS for the same period in 2005 of $0.10 per share (diluted). Beginning with the first quarter 2006, Net Income and EPS reflect the impact of provisions for taxes and stock option expenses. Income Before Income Taxes for the three month period ended September 30, 2006 was $4.0 million compared to $2.3 million for the same period of 2005.

"Essex had a tremendous quarter of progress in Q3 leading to some exciting announcements in October," according to Leonard Moodispaw, CEO and President of Essex Corporation. "We launched the software configurable radar product and announced a $40 million indefinite quantity contract for this product and related services and support in early October. In addition, we negotiated the acquisition of Adaptive Optics Associates, a profitable opto-electronic product-focused company, which we completed on October 1, 2006. We also negotiated the expansion of our largest contract, Thunder, by $160 million, which was signed and announced in mid October."

Q3 2006 Services and Products revenue has grown by 30% over Q4 2005 Services and Products revenue, and Q3 Purchased Materials revenue has grown by 44% compared to this same period. Total quarterly revenue in Q3 2006 has grown organically by 33% over quarterly revenue in Q4 2005. "I believe that these growth numbers confirm the strong momentum Essex has in its core business," commented Mr. Moodispaw. "Our growth is a result of responding quickly and in a quality way to our customers' requirements. By seizing opportunities for expanded market share in our primary markets, I believe we have demonstrated to our customers the depth of our commitment and capabilities. With the financial results this quarter I believe we have also demonstrated to our investors that we are solidly on a course to deliver improved gross and operating margins along with exceptional growth."

"Once again we have had an extraordinary quarter with great results in all of our key financial metrics," asserted Lisa Jacobson, Chief Financial Officer of Essex. "Services and Products Revenue increased an exceptional 9% over the last quarter, while the Gross Margin on our Services and Products revenue improved from 28% to almost 31% during the current quarter. This drove our operating income up to $3.9 million for this quarter, which is almost 80% of the $4.9 million operating income achieved in the first six months of the year."

                                  - M O R E -

ESSEX CORPORATION 2006 Q3 RESULTS                                    PAGE 2 OF 5

For the three month period ended September 30, 2006, Services and Products Gross Margin increased to 30.9% from 29.7% for the comparable period of 2005. For the nine month period ended September 30, 2006, Services and Products Gross Margin was relatively unchanged at 30.0% versus 30.2% for the comparable period of 2005. The increase for the respective three month periods and decrease for the respective nine month periods in Services and Products Gross Margin percent results primarily from variations in subcontractor activity. In the respective nine month periods, overall Gross Margin declined because of the revenue mix, including purchased materials. Low margin materials revenue growth outpaced the revenue from Services and Products, lowering the overall Gross Margin from 27.4% for the nine month period ended September 30, 2005 to 24.7% for the nine month period ended September 30, 2006.

As of September 30, 2006, we had total backlog, funded and unfunded, of $358.3 million, as compared with $476.1 million at September 30, 2005. Of these amounts, funded backlog was $95.7 million and unfunded backlog was $262.6 million at September 30, 2006 compared to $74.8 million and $401.3 million, respectively, at September 30, 2005. This backlog total does not include the $160 million expansion of our largest contract, nor does it include any delivery orders under the new $40 million IDIQ contract, both of which were signed and announced after September 30.

Our working capital at September 30, 2006 decreased to $39.4 million from $48.1 million at fiscal year end 2005. The decrease was primarily a result of the Windermere earn-out payment for cash offset by increased operating cash associated with both our increased revenue and the reduction in our days sales outstanding. We also anticipate continued investment in infrastructure for the remainder of 2006 as we continue to support our growing workforce and as we expand our facilities to support our contracts.

For the three month period ended September 30, 2006 and the three month period ended September 30, 2005, Amortization of Other Intangible Assets was $569,000 and $1.1 million, respectively. For the nine month period ended September 30, 2006, Amortization of Other Intangible Assets decreased by $1.0 million to $1.8 million compared to $2.8 million in the comparable period in 2005. The decrease for the three and nine month periods ended September 30, 2006 from the comparable periods in 2005 resulted from the declining amortization of customer contracts and other intangibles associated with the Windermere acquisition that occurred in February 2005.

Essex is reaffirming its revenue guidance for 2007 to be in the range of $330-350 million.

Essex has scheduled a conference  call to discuss these results today  (November
8th) at 5:00 p.m. (EST). At that time, management will review the Company's third quarter 2006 financial results, followed by a question-and-answer session to further discuss the results. Management will present financial highlights using presentation materials that may be viewed via Webcast or downloaded from our website at the Investor page on our website, HTTP://WWW.ESSEXCORP.COM/INVESTOR.HTML . Interested parties will be able to connect to our Webcast via this website, on November 8th. Interested parties may also listen to the conference call by calling 1-866-383-7989, participant passcode 83314654. The International Dial-In access number will be 617-597-5328.

                                  - M O R E -

ESSEX CORPORATION 2006 Q3 RESULTS                                    PAGE 3 OF 5

An archive of the Webcast will also be available on our webpage following the call. In addition, a dial-up replay of the call will be available at approximately 7:00 p.m. (EST) on November 8th, and will remain available through November 15, 2006. To access the dial-up replay, call 1-888-286-8010, passcode 48279306. International callers may access the replay by calling 617-801-6888 with the same passcode.


ESSEX CORPORATION FINANCIAL HIGHLIGHTS - (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
---------------------------------------------------------------------------------------------------

                              Three Month       Three Month       Nine Month        Nine Month
                             Period Ended      Period Ended      Period Ended      Period Ended
                            Sept. 30, 2006    Sept. 30, 2005    Sept. 30, 2006    Sept. 30, 2005
                                       (unaudited)                         (unaudited)
                            --------------------------------    ----------------------------------
Revenue:
  Services and Products     $      51,640     $      37,714     $      142,387     $      95,938
  Purchased Materials              14,870             4,982             42,233            13,881
                            --------------    --------------    ---------------    --------------
      Total                        66,510            42,696            184,620           109,819

Cost of Goods Sold:
  Services and Products           (35,696)          (26,510)           (99,680)          (66,937)
  Purchased Materials             (14,026)           (4,678)           (39,396)          (12,842)
                            --------------    --------------    ---------------    --------------
      Total                       (49,722)          (31,188)          (139,076)          (79,779)

Gross Margin                       16,788            11,508             45,544            30,040

Selling, General and
  Administrative
  Expenses                        (11,179)           (7,680)           (31,177)          (20,728)

Research and
  Development Expenses             (1,123)             (698)            (3,793)           (1,944)

Amortization of Other
  Intangible Assets                  (569)           (1,069)            (1,750)           (2,832)

Interest/Dividend Income               83               215                527             1,096

Provision for Income
  Taxes                            (1,601)              (61)            (3,309)             (101)
                            --------------    --------------    ---------------    --------------

Net Income                  $       2,399     $       2,215     $        6,042     $       5,531
                            ==============    ==============    ========-======    ==============

Weighted Average
  Number of Shares
       - Basic                     21,729            21,301             21,622            21,145
                            ==============    ==============    ===============    ==============

       - Diluted                   22,979            22,967             22,935            22,879
                            ==============    ==============    ===============    ==============

Earnings per
  Common Share
       - Basic              $        0.11     $        0.10     $         0.28     $        0.26
                            ==============    ==============    ===============    ==============

       - Diluted            $        0.10     $        0.10     $         0.26     $        0.24
                            ==============    ==============    ===============    ==============

Working Capital                                                 $       39,392     $      41,567

Working Capital Ratio                                                   2.33:1            2.92:1



                                  - M O R E -

ESSEX CORPORATION 2006 Q3 RESULTS                                    PAGE 4 OF 5

CONDENSED CONSOLIDATED BALANCE SHEETS                (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                     September 30, 2006    December 31, 2005
                                                     ------------------    -----------------
                                                        (unaudited)            (audited)
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                      $            20,704    $          27,562
     Accounts receivable, net                                    42,920               39,229
     Note receivable - current portion                              867                  852
     Deferred tax assets - current portion                        2,335                4,097
     Prepayments and other                                        2,265                1,771
                                                     ------------------    -----------------
         Total Current Assets                                    69,091               73,511
                                                     ------------------    -----------------

PROPERTY AND EQUIPMENT, NET                                      20,909               13,748
                                                     ------------------    -----------------

OTHER ASSETS
     Goodwill                                                    86,707               71,935
     Patents, net                                                   449                  378
     Other intangible assets, net                                 3,819                5,569
     Note receivable - non-current portion                          666                1,314
     Deferred tax assets - non-current portion                      395                  820
     Other                                                        1,734                1,308
                                                     ------------------    -----------------
         Total Other Assets                                      93,770               81,324
                                                     ------------------    -----------------

TOTAL ASSETS                                         $          183,770    $         168,583
------------                                         ==================    =================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                $           10,709    $           5,925
     Accrued wages and vacation                                   6,034                4,400
     Accrued retirement plans contribution payable                  510                  815
     Other accrued expenses                                      12,405               14,282
     Capital leases                                                  41                   27
                                                      -----------------    -----------------
         Total Current Liabilities                               29,699               25,449

LONG-TERM DEBT                                                       43                   55
                                                     ------------------    -----------------

TOTAL LIABILITIES                                                29,742               25,504
-----------------                                    ------------------    -----------------
SHAREHOLDERS' EQUITY
     Common stock and additional paid-in capital                151,417              146,510
     Accumulated earnings (deficit)                               2,611              (3,431)
                                                     ------------------    -----------------
         Total Shareholders' Equity                             154,028              143,079
                                                     ------------------    -----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $          183,770    $         168,583
------------------------------------------           ==================    =================



ABOUT ESSEX: Essex provides advanced signal, image, and information processing solutions, as well as information assurance and cyber-security solutions, primarily for U.S. Government intelligence and defense customers, as well as for commercial customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary and patented technology to meet our customers' requirements. For more information contact Essex Corporation, 6708 Alexander Bell Drive, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

                                  - M O R E -

ESSEX CORPORATION 2006 Q3 RESULTS                                    PAGE 5 OF 5


THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS INCLUDES: ESSEX'S DEPENDENCE ON SALES AND REVENUES FROM GOVERNMENT CONTRACTS; BACKLOG REFLECTS THE TOTAL VALUE OF SIGNED CONTRACTS BASED UPON EXPECTED PERFORMANCE LEVELS, SUCH AMOUNTS, AND REVENUES FROM SUCH CONTRACTS, MAY NOT BE REALIZED; DEPENDENCE UPON FEDERAL GOVERNMENT APPROPRIATIONS FOR CONTRACT FUNDING; FEDERAL GOVERNMENT AWARDS ARE SUBJECT TO TERMINATION AT GOVERNMENT CONVENIENCE AND ARE HEAVILY REGULATED; DECLINES IN DEFENSE AND INTELLIGENCE SPENDING; DEPENDENCE ON REALIZATION OF BENEFITS OF RECENT AND ANY POTENTIAL FUTURE ACQUISITIONS; PROPERLY IDENTIFYING ATTRACTIVE ACQUISITION CANDIDATES, EXECUTING ON ACQUISITIONS AND INTEGRATING ACQUISITIONS; MANAGING GROWTH PROPERLY AND RETAINING KEY EMPLOYEES.

MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS IS SET FORTH IN ESSEX'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.




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